UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	86-1437114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

307 Canalot Studios, 222 Kensal Road London W10 5BN, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274913

Securities to be registered pursuant to Section 12(g) of the Act:

None

Explanatory Note:

Perfect Moment Ltd. (the “Registrant”) previously filed a Registration Statement on Form 8-A on January 23, 2024 (the “Prior Form 8-A”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Registrant’s common stock, par value $0.0001 per share (the “common stock”). This Amendment No. 1 to the Prior Form 8-A is being filed by the Registrant to reflect that the common stock is to be listed on NYSE American LLC instead of the Nasdaq Capital Market.

Item 1. Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock. The description of the common stock contained under the heading “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the SEC on October 10, 2023 (Registration No. 333-274913) (as amended, the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed or incorporated by reference herein because no other securities are to be registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Perfect Moment Ltd.

Date: February 1, 2024	By:	/s/ Mark Buckley
Mark Buckley
Chief Executive Officer

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